Exhibit 99.2

17723 Churchill Special Meeting Proxy Card REV7- Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CHURCHILL CAPITAL CORP IV

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXXX XX, 2021.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/churchillcapitaliv/2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

THE BOARD OF DIRECTORS OF CHURCHILL CAPITAL CORP IV (THE "CHURCHILL BOARD"), UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" PROPOSALS 1, 2, 3A, 3B, 3C, 4, 5, 6, AND 7.

Please mark your votes like this **X**

Proposal No. 1 (the *"business combination proposal"*) – To approve the business combination described in the accompanying proxy statement/prospectus, including (a) adopting the Agreement and Plan of Merger, dated as of February 22, 2021 (as the same has been or may be amended, modified, supplemented or waived from time to time, the *"Merger Agreement"*), by and among Churchill Capital Corp IV ("Churchill"), Air Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Churchill (*"Merger Sub"*), and Atieva, Inc., d/b/a Lucid Motors, an exempted company incorporated with limited liability under the laws of the Cayman Islands (*"Lucid"*), a copy of which (as amended) is attached to the accompanying proxy statement/prospectus as Annex A, which, among other things, provides for the merger of Merger Sub with and into Lucid, with Lucid surviving such merger as a wholly owned subsidiary of Churchill and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the accompanying proxy statement/prospectus;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 *(the "charter proposal")* – To approve and adopt the second amended and restated certificate of incorporation of Churchill in the form attached to the accompanying proxy statement/prospectus as Annex B (the *"second amended and restated certificate of incorporation"*);

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 *(the "governance proposal")* – To approve, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission requirements;

Proposal No. 3A: To approve an increase of the total number of authorized shares of all classes of capital stock from 501,000,000 shares to 15,010,000,000 shares, which would consist of (i) increasing Churchill's Class A common stock from 400,000,000 shares to 15,000,000,000 shares and (ii) and increasing Churchill's preferred stock from 1,000,000 to 10,000,000.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3B: To approve provisions in the second amended and restated certificate of incorporation that provide that for so long as Ayar and its Permitted Transferees beneficially own, in the aggregate, 50% or more of the voting power of the stock of Churchill entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of Churchill may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes necessary to approve such action.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3C: To approve that each director on the Churchill Board will be elected annually by the stockholders and serve for a term ending on the date of the annual meeting of stockholders next following the annual meeting at which such director was elected.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 *(the "incentive plan proposal")* – To approve and adopt the Lucid Group, Inc. 2021 Stock Incentive Plan, including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan attached thereto *(the "Incentive Plan")*, and the material terms thereof, including the authorization of the initial share reserve thereunder. A copy of the Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex H;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 *(the "director election proposal")* – To elect nine directors to serve on the Churchill Board for a term ending on the date of the next annual stockholder meeting, or until their respective successors are duly elected and qualified;

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

(01) Peter Rawlinson	(04) Frank Lindenberg	(07) Tony Posawatz
(02) Turqi Alnowaiser	(05) Andrew Liveris	(08) Janet Wong
(03) Glenn R. August	(06) Nichelle Maynard-Elliott	(09) Xxxxx Xxxxxxxx

To withhold authority to vote for any Individual nominee(s), mark "For All Except" and write the number(s) of the nominees on the line below

____

Proposal No. 6 *(the "NYSE proposal")* – To approve, for purposes of complying with the applicable provisions of Section 312.03 of the New York Stock Exchange's *(the "NYSE")* Listed Company Manual, (a) the issuance of more than 20% of Churchill's issued and outstanding shares of common stock in connection with the Transactions, including, without limitation, the PIPE Investment and the issuance of more than 20% of Churchill's issued and outstanding shares to a single holder (which may constitute a change of control under the NYSE's Listed Company Manual) and (b) the issuance of shares of Churchill's Class A common stock to a Related Party (as defined in Section 312.03 of the NYSE's Listing Company Manual) in connection with the Transactions (as described in the accompanying proxy statement/prospectus); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 – To approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the NYSE proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature______________________ **Signature, if held jointly**______________________ **Date**____________, **2021.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If as partnership, please sign in partnership name by authorized officer.

17723 Churchill Special Meeting Proxy Card REV7-Back Proxy Material for the Special Meeting of Stockholders is available at: https://www.cstproxy.com/churchillcapitaliv/2021  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE CHURCHILL BOARD OF DIRECTORS CHURCHILL CAPITAL CORP IV The undersigned stockholder of Churchill Capital Corp IV, a Delaware corporation, hereby appoints Michael Klein and Jay Taragin, and each of them independently, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and authorizes each of them to represent, act and to vote, as designated on the reverse hereof, all of the shares of common stock of Churchill Capital Corp IV held of record by the undersigned at the close of business on XXXXXX XX, 2021 at the Special Meeting of Stockholders of Churchill Capital Corp IV to be held on XXXXXX XX, 2021, or at any adjournment or postponement thereof. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ALL PRIOR PROXIES FOR SUCH SPECIAL MEETING. THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NOS. 3A, 3B, AND 3C, PROPOSAL NO. 4, PROPOSAL NO. 5, PROPOSAL NO. 6 AND PROPOSAL NO. 7 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY AND ATTORNEYS-IN-FACT HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. (Continued and to be marked, dated and signed on the other side)